Exhibit 21
p

ITC Holdings Corp. Corporate Org. Chart


ITC Holdings Corp.
METC GP Holdings, Inc.
International Transmission Company
ITC Equipment, LLC
ITC Midwest
ITC Grid Development, LLC
New York Transmission Holdings Corp.
METC GP Holdings II, LLC
METC LP Holdings I, Inc.
METC LP Holdings II, Inc.
METC LP Holdings III, Inc.
METC LP Holdings IV, Inc.
METC LP Holdings V, Inc.
ITC Great Plains, LLC
Conjunction LLC
Michigan Transco Holdings, L.P.
Empire Conjunction LLC
Michigan Electric Transmission Company, LLC